Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Research Frontiers Incorporated:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 2018, relating to the consolidated financial statements and schedule of Research Frontiers Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP

Melville, New York

March 13, 2018